Exhibit 4.5

INDENTURE

Made as of May 10, 2019

Between

SUNDIAL GROWERS INC.

(the “Corporation”)

and

ODYSSEY TRUST COMPANY

(the “Trustee”)

(i)

(ii)

(iii)

(iv)

(v)

ADDENDA

Schedule A	—	Form of Note
Schedule B	—	Form of Notice of Conversion
Schedule C	—	Form of Certificate of Transfer
Schedule D	—	Form of Certificate of Exchange
Schedule E	—	Form of Qualified Institutional Buyer Letter

(vi)

INDENTURE

This Agreement is made as of May __, 2019, between SUNDIAL GROWERS INC., a corporation existing under the laws of the Province of Alberta (the “Corporation”), and ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of Alberta and registered to carry on business in the Province of Alberta (the “Trustee”).

RECITALS

The Corporation wishes to create and issue the Notes (as defined below) in the manner and subject to the terms and conditions of this Indenture;

FOR VALUE RECEIVED, the parties agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions

In this Indenture and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

“Anniversary Conversion Price” has the meaning ascribed thereto in Section 2.2(7);

“Anniversary Conversion Shares” has the meaning ascribed thereto in Section 2.2(7);

“Anniversary Time of Expiry” has the meaning ascribed thereto in Section 2.2(7);

“Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the jurisdictions in which the IPO is completed;

“Approved Bank” has the meaning ascribed thereto in Section 13.9;

“Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

“Beneficial Holder” means any Person who holds a beneficial interest in a Note that is represented by a Note Certificate or an Uncertificated Note registered in the name of such Person’s nominee;

“Board of Directors” means the board of directors of the Corporation or any committee thereof, as constituted from time to time;

“Book Based Only Notes” means Notes issued under this Indenture in non-certificated form which are held only by way of book based (electronic) register maintained by the Trustee;

“Business Day” means any day other than a Saturday, Sunday or any other day that the Trustee in Calgary, Alberta is not generally open for business;

“Common Shares” means the common shares in the capital of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding- up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, “Common Shares” shall, as the context may require, mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

“Conversion Shares” has the meaning ascribed thereto in Section 2.2(7);

“Convertible Securities” has the meaning ascribed thereto in Section 2.2(6);

“Corporation” means Sundial Growers Inc. and includes any successor to, or of, the Corporation which shall have complied with the provisions of Article 9;

“Corporation Capitalization” is calculated as of immediately prior to the IPO and (without double-counting):

(a)	includes all Common Shares issued and outstanding;

(b)	includes all securities convertible into Common Shares; and

(c)	includes all issued and outstanding options, restricted stock awards, performance share awards, share appreciation rights or similar securities,

but excluding the Common Shares issuable pursuant to the Notes and in connection with the IPO;

“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Corporation and reasonably acceptable to the Trustee, as applicable;

“Current Market Price” means, generally, the VWAP of the Common Shares on the TSX, if the Common Shares are listed on the TSX, for the 20 consecutive trading days ending on the date immediately preceding the applicable date. If the Common Shares are not listed on the TSX, reference shall be made for the purpose of the above calculation to the principal securities exchange or market on which the Common Shares are listed or quoted, provided that if such exchange or market is not in Canada, then the applicable exchange rate to convert the applicable currency to Canadian dollars shall be determined by the Board of Directors (acting reasonably), or if no such prices are available “Current Market Price” shall be the fair value of a Common Share as reasonably determined by the Board of Directors;

“Defeased Notes” has the meaning ascribed thereto in Section 8.5(2);

“Depository” or “CDS” means CDS Clearing and Depository Services Inc. and its successors in interest;

“Depository Participants” means a broker, dealer, bank, other financial institution or other person for whom, from time to time, a Depository effects book entries for a Global Note deposited with the Depository;

“Event of Default” has the meaning ascribed thereto in Section 7.1;

“Extraordinary Resolution” has the meaning ascribed thereto in Section 11.12;

“Freely Tradeable” means, in respect of shares of capital of any class of any corporation, which can be traded by the recipient thereof without any restriction under Applicable Securities Legislation, such as hold periods, except in the case of a distribution by a “control person” as that term is defined in Applicable Securities Legislation;

“Fully Registered Notes” means Notes registered as to both principal and interest;

“Global Note” means a Note that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.3 for the purpose of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system or non-certificated inventory system;

“Governmental Authority” or “Governmental Authorities” means any of the governments of Canada, the United States, any other nation or any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board (including as further described in Section 1.15);

“Ineligible Consideration” shall have the meaning ascribed thereto in Section 2.2(6);

“Interest Payment Date” shall have the meaning ascribed thereto in Section 2.2(3);

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register of Noteholders at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Trustee’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed by the time by the Trustee, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;

“IPO” means the closing of the Corporation’s first firm commitment underwritten initial public offering of Common Shares (a) in the United States pursuant to a registration statement filed under the 1933 Act, accompanied by a listing of the Common Shares on at least one Recognized Exchange in the United States, (b) in Canada pursuant to a prospectus, accompanied by a listing of the Common Shares on the TSX, and/or (c) on such other Recognized Exchange on which the Common Shares are listed for trading;

“IPO Conversion Price” has the meaning ascribed thereto in Section 2.2(6);

“IPO Conversion Shares” has the meaning ascribed thereto in Section 2.2(6);

“IPO Date” has the meaning ascribed thereto in Section 2.2(10)(a)(i);

“IPO Notice” has the meaning ascribed thereto in Section 2.2(6);

“IPO Time of Expiry” has the meaning ascribed thereto in Section 2.2(6);

“Issuance Date” has the meaning ascribed thereto in Section 2.2(2);

“Liquidity Event” means: (a) any amalgamation, arrangement, merger or consolidation (other than one in which shareholders of the Corporation prior to such transaction will own, or continue to own, a majority by voting power of the outstanding shares of the surviving or acquiring entity) or any sale, lease, exchange, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation; or (b) any transaction or series of related transactions in which a Person, or a group of related Persons, acquires from shareholders of the Corporation shares representing more than 50% of the outstanding voting power of the Corporation;

“Liquidity Event Notice” has the meaning ascribed thereto in Section 2.2(9);

“Liquidity Event Purchase Date” has the meaning ascribed thereto in Section 2.2(9);

“Liquidity Event Purchase Option” has the meaning ascribed thereto in Section 2.2(9);

“Liquidity Event Purchase Price” has the meaning ascribed thereto in Section 2.2(9);

“Market Stand-Off” has the meaning ascribed thereto in Section 2.2(6);

“Material Subsidiary” means any Subsidiary of the Corporation which has consolidated assets equal to or greater than 5% of the consolidated assets of the Corporation and its Subsidiaries;

“Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for the Notes issued pursuant to and in accordance with this Indenture;

“Maturity Date” has the meaning ascribed thereto in Section 2.2(2);

“NI 62-104” means National Instrument 62-104 — Take-Over Bids and Issuer Bids;

“Note Certificate” means a certificate evidencing Notes substantially in the form attached as Schedule A hereto or such other form as may be prescribed by the Corporation;

“Noteholders” or “holders” means the Persons for the time being entered in the register for Notes as registered holders of Notes or any transferees of such Persons by endorsement or delivery;

“Notes” means the notes or other evidence of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, and for the time being outstanding, whether in definitive, uncertificated or interim form;

“Offeror’s Notice” has the meaning ascribed thereto in Section 10.3;

“Officer’s Certificate” means a certificate of the Corporation signed by any authorized officer or director of the Corporation, in their capacity as an officer or director of the Corporation, and not in their personal capacity;

“Optional Redemption Date” has the meaning ascribed thereto in Section 2.2(10)(a);

“Optional Redemption Price” has the meaning ascribed thereto in Section 2.2(10)(a);

“Participant” means a Person recognized by CDS as a participant in the non-certificated inventory system administered by CDS;

“Person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof (and for the purposes of the definition of “Liquidity Event”, in addition to the foregoing, “Person” shall include any syndicate or group that would be deemed to be a “Person” under NI 62-104);

“QIB Holder” means a purchaser of Notes that is a Qualified Institutional Buyer;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as such term is defined in Rule 144A under the 1933 Act;

“Recognized Exchange” means the TSX Venture Exchange, the TSX, the Canadian Securities Exchange, the New York Stock Exchange, or the Nasdaq National Market System;

“Regulation S” means Regulation S adopted by the SEC under the 1933 Act;

“Restricted Notes” means collectively the Restricted Uncertificated Notes and Restricted Physical Notes;

“Restricted Period” has the meaning ascribed thereto in Section 2.2(6);

“Restricted Physical Note” means a definitive certificated Note that bears the U.S. Legend;

“Restricted Uncertificated Note” means an Uncertificated Note that is marked to bear the U.S. Legend, and is identified by restricted CUSIP 86730LAA7 and ISIN CA86730LAA76, to be confirmed by the Corporation in writing if applicable;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities” has the meaning ascribed thereto in Section 2.10;

“Stand-Off Securities” has the meaning ascribed thereto in Section 2.2(6);

“Subsidiary” has the meaning ascribed thereto in the Securities Act (Alberta);

“Tax Act” means the Income Tax Act (Canada), as amended;

“trading day” means, with respect to the TSX or other market for securities, any day on which such exchange or market is open for trading or quotation;

“Trustee” means Odyssey Trust Company, or its successor or replacement for the time being as trustee hereunder;

“TSX” means the Toronto Stock Exchange;

“Uncertificated Note” means any Note which is not issued as part of a Note Certificate;

“Unclaimed Funds Return Date” has the meaning ascribed thereto in Section 2.2(9)(e);

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“Unrestricted Notes” means collectively Unrestricted Physical Notes and Unrestricted Uncertificated Notes;

“Unrestricted Physical Note” means a definitive Note that does not bear the U.S. Legend;

“Unrestricted Uncertificated Note” means a Note that is not marked to bear the U.S. Legend and is identified by unrestricted CUSIP 86730LAB5 and ISIN CA86730LAB59;

“U.S. Legend” has the meaning ascribed thereto in Section 2.10;

“U.S. Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“VWAP” means the per share volume weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade) on the TSX (or if the Common Shares are no longer traded on the TSX, on such other stock exchange as the Common Shares are then traded);

“Withholding Taxes” has the meaning ascribed to it in Section 6.9; and

“Written Direction of the Corporation” means an instrument in writing signed by any one officer or director of the Corporation.

Section 1.2 Meaning of “Outstanding”

(1)

Every Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Trustee for cancellation, conversion or redemption for monies and/or Common Shares, as the case may be, or the payment thereof shall have been set aside under Section 8.2, provided that:

(a)	Notes which have been partially redeemed or purchased shall be deemed to be outstanding only to the extent of the unredeemed or unpurchased part of the principal amount thereof;

(b)

when a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding; and

(c)

for the purposes of any provision of this Indenture entitling holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Noteholders, Notes owned directly or indirectly, legally or equitably, by the Corporation shall be disregarded except that:

(i)

for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Notes present or represented at any meeting of Noteholders, only the Notes which the Trustee knows are so owned shall be so disregarded; and

(ii)

Notes so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Subsidiary of the Corporation.

Section 1.3 Interpretation

(1)	In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections, subsections or clauses refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)	reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(f)	unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(g)

unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

Section 1.4 Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Notes.

Section 1.5 Time of Essence

Time shall be of the essence of this Indenture.

Section 1.6 Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

Section 1.7 Language

The parties hereto have required that this Indenture and all documents and notices related hereto and/or resulting herefrom be drawn up in English.

Section 1.8 Successors and Assigns

All covenants and agreements of the Corporation in this Indenture and the Notes shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 1.9 Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

Section 1.10 Entire Agreement

This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Notes issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Notes and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Notes.

Section 1.11 Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Notes and the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Applicable Law and Attornment

This Indenture, any supplemental indenture and the Notes shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as Alberta contracts, with respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Note, the Corporation, the Trustee and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta.

Section 1.13 Currency of Payment

Unless otherwise indicated in a supplemental indenture, all payments to be made under this Indenture shall be made in Canadian dollars.

Section 1.14 Non-Business Days

Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

Section 1.15 Accounting Terms

Except as hereinafter provided or as otherwise indicated in this Indenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Indenture shall be made in accordance with IFRS. For greater certainty, IFRS shall include any accounting standards that may from time to time be approved for general application in the Canadian Professional Accountants of Canada Handbook.

Section 1.16 Calculations

The Corporation shall be responsible for making all calculations called for hereunder including, without limitation, calculations of Current Market Price, the Anniversary Conversion Price and the IPO Conversion Price. The Corporation shall make such calculations in good faith and, absent manifest error, the Corporation’s calculations shall be final and binding on holders and the Trustee. The Corporation will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification. Notwithstanding anything contained in the foregoing, if the Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Notes then outstanding, the Trustee may appoint an independent auditor to review the Corporation’s calculations and such independent auditor’s calculations shall be final and binding on the Corporation, holders and the Trustee.

Section 1.17 Schedules

(1)	The following Schedules are incorporated into and form part of this Indenture:

Schedule A	—	Form of Note
Schedule B	—	Form of Notice of Conversion
Schedule C	—	Form of Certificate of Transfer
Schedule D	—	Form of Certificate of Exchange
Schedule E	—	Form of Qualified Institutional Buyer Letter

(2)

In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

ARTICLE 2

THE NOTES

Section 2.1 Issue of Global Notes

(1)

The Corporation may specify that the Notes are to be issued in whole or in part as one or more Global Notes, that may or may not be Book Based Only Notes, registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Trustee at the time of issue of such Notes, and in such event the Corporation shall execute and the Trustee shall certify and deliver one or more Global Notes that are not Book Based Only Notes that shall:

(a)	represent an aggregate amount equal to the principal amount of the outstanding Notes to be represented by one or more Global Notes;

(b)	be released by the Trustee as instructed by the Corporation for further delivery to such Depository or pursuant to such Depository’s instructions; and

(c)	bear a legend substantially to the following effect, or as may otherwise be required by the Depository:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST INDENTURE DATED AS OF THE 10th DAY OF MAY, 2019 BETWEEN SUNDIAL GROWERS INC. AND ODYSSEY TRUST COMPANY (THE “INDENTURE”). EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO SUNDIAL GROWERS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER

HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

(2)

Each Depository designated for a Global Note must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the Applicable Securities Legislation of the jurisdiction where the Depository has its principal offices.

Section 2.2 Form and Terms of the Notes

(1)	The Notes, authorized for issue hereunder, are limited to an aggregate principal amount of up to $110,000,000 and shall be designated as “8% Senior Unsecured Convertible Notes”.

(2)	The Notes shall be dated as of the date is issuance hereunder (the “Issuance Date”) and shall mature on the date that is five years from the Issuance Date (the “Maturity Date”).

(3)

The Notes shall bear interest from their date of issuance at the rate of 8% per annum (based on a year of 360 days composed of twelve 30-day months), compounded monthly, prorated for any partial year, payable on the earlier of: (i) the Maturity Date; (ii) the day upon which the Corporation redeems the Notes in accordance with Section 2.2(10); (iii) the day upon which the Noteholder exercises its conversion rights in accordance with Section 2.2(6); and (iv) the occurrence of a Liquidity Event or an Event of Default (each, an “Interest Payment Date”, as applicable). For greater clarity, the Noteholder shall not be entitled to receive any interest payments until the Interest Payment Date. Interest shall accrue from and including the date of issuance of the Notes to but excluding the applicable Interest Payment Date. Interest shall be satisfied at the option of the Corporation by either: (i) the issuance of Common Shares at the time of conversion, or at the option of the Corporation in accordance with the terms herein, repayment, on the same basis as the payment of principal upon such conversion or repayment; or (ii) cash at the time of prepayment, repayment or if an Event of Default or Liquidity Event occurs. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

(4)	The Notes will not be redeemable except in the circumstances set forth in Section 2.2(10).

(5)	The Notes will be direct unsecured obligations of the Corporation. The Notes will rank pari passu with all other present and future subordinated and unsecured indebtedness of the Corporation.

(6)

Subject to the provisions and conditions of Article 5 and Section 3.7, upon the occurrence of an IPO the holder of each Note shall have a one-time right at such holder’s option, to convert all the Notes of such holder, plus accrued interest thereon, into the number of Common Shares (the “IPO Conversion Shares”) equal to the full principal amount of Notes plus any accrued interest thereon divided by:

(a)	if an IPO occurs on or prior to October 31, 2019, 80% of the price per Common Share at which such shares are offered to the public in the IPO;

(b)	if an IPO occurs on or between November 1, 2019 and March 31, 2020, 75% of the price per Common Share at which such shares are offered to the public in the IPO;

(c)	if an IPO occurs on or between April 1, 2020 and September 30, 2020, 72.5% of the price per Common Share at which such shares are offered to the public in the IPO; or

(d)	if an IPO occurs on or after October 1, 2020, 70% of the price per Common Share at which such shares are offered to the public in the IPO;

in each case, prior to any underwriters commissions or discounts (the “IPO Conversion Price”, as applicable); provided that the Conversion Price shall not exceed the quotient resulting from dividing $1,750,000,000 by the Corporation Capitalization. The Corporation shall provide the Trustee, who shall promptly provide to the holders of Notes, written notice in the manner provided in Section 12.2 at the time of the initial public filing of the Corporation’s registration statement, prospectus or other similar document pursuant to the Applicable Securities Legislation in connection with the IPO, which notices shall set forth the closing date of the IPO, the price per Common Share in the IPO and the Time of Expiry (the “IPO Notice”). Upon receipt of the IPO Notice by the holders of Notes in accordance with the terms herein, each holder of Notes shall have ten (10) calendar days (the “IPO Time of Expiry”) to irrevocably confirm in writing to the Corporation in the manner provided in Section 12.1 its election to effect the conversion of all of its Notes and any interest accrued thereon in accordance with the terms described herein. The Corporation shall deliver, or cause to be delivered, the IPO Conversion Shares to the Trustee in respect of the holders of Notes that elect to exercise the foregoing conversion rights, concurrently with the consummation of the IPO.

Each Noteholder electing to convert their Notes into IPO Conversion Shares pursuant to this Section 2.2(6) agrees that it shall not, with respect to (i) the IPO Conversion Shares, (ii) any other Common Shares held by the Noteholder prior to the IPO, or (iii) securities convertible into or exercisable or exchangeable for Common Shares (“Convertible Securities”) or Common Shares issued pursuant to the conversion, exercise or exchange of Convertible Securities held by the Noteholder prior to the IPO (collectively, the “Stand- Off Securities”), without the prior written consent of the Corporation and the Corporation’s managing underwriter(s): (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any such Stand-Off Securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Stand-Off Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise. Such restriction (the “Market Stand-Off”), shall be in effect for such period of time following the date of the final prospectus for the IPO as may be requested by the Corporation or such underwriters, provided that (a) such period of time shall not exceed 180 days (the “Restricted Period”); (b) 25% of such Noteholder’s Stand-Off Securities shall be released from the Market Stand-Off on the 90th date following the date of the final prospectus for the IPO; and (c) the remainder of such Noteholder’s Stand-Off Securities shall be released from the Market Stand-Off on the 180th date following the date of the final prospectus for the IPO. To enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to such Common Shares until the end of the applicable Market Stand-Off period.

Notwithstanding the Market Stand-Off, a Noteholder may transfer, during the Restricted Period pursuant to a bona fide arm’s length: (i) take-over bid to acquire greater than 50% of the Common Shares that is made to all holders of Common Shares; or (ii) business combination transaction (including by way of plan of arrangement, amalgamation or other form of merger) or a similar acquisition transaction provided that, in the event that the take-over bid, business combination or acquisition transaction is not completed, any Stand-Off Securities shall remain subject to the restrictions contained in this Indenture.

For the avoidance of doubt and notwithstanding anything to the contrary herein, (a) this Section 2.2(6) shall not prohibit affiliates of a Noteholder that have not separately signed a lock-up agreement from engaging in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of business, other than with respect to Stand-Off Securities then owned by such Noteholder, and (b) it is acknowledged and agreed that (i) any entity in which a Noteholder’s affiliated investment funds may now or in the future have an investment, and (ii) any entity (other than a Noteholder) on whose board of directors one or more of a Noteholder’s officers may now or in the future serve, shall not be deemed subject to, or bound by, the Market Stand-Off in part or in its entirety, except, in each case, to the extent a Noteholder directly or indirectly possesses and exercises the power to dispose or direct the disposition of Stand-Off Securities held by or on behalf of any such entity or to cause any such entity to enter into a transaction that would be prohibited pursuant to this Section 2.2(6) if effected directly by such Noteholder. The Corporation agrees that any agreement entered into to give effect to the Market Stand-Off shall contain a provision substantially the same as the foregoing.

No adjustment in the number of IPO Conversion Shares to be issued upon conversion will be made for dividends or distributions on Common Shares issuable upon conversion, the record date for the payment of which precedes the date upon which the holder becomes a holder of Common Shares in accordance with Article 5, or for interest accrued on Notes surrendered. No fractional Common Shares will be issued, and the number of IPO Conversion Shares so issuable will be rounded down to the nearest whole number.

A Note in respect of which a holder has accepted a notice in respect of a Liquidity Event Purchase Option pursuant to the provisions of Section 2.2(9) may be surrendered for conversion only if such notice is withdrawn in accordance with this Indenture.

For greater clarity, a holder of Notes may only exercise its right to convert the entire principal amount of the Notes and any accrued interest into Common Shares from the date of receipt of the IPO Notice until the IPO Time of Expiry, and thereafter shall not be entitled to exercise any conversion rights, except as otherwise provided herein.

Notwithstanding any of the foregoing in this Section 2.2(6), if a holder of a Note would otherwise be entitled to receive, upon conversion of the Note, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied on December 31, 2007 (“Ineligible Consideration”), such holder of a Note shall not be entitled to receive such Ineligible Consideration and the Corporation or the successor or acquirer, as the case may be, shall have the right (at the sole option of the Corporation or the successor or acquirer, as the case may be) to deliver to such holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied on December 31, 2007 with a market value (as conclusively determined by the Board of Directors) equal to the market value of such Ineligible Consideration.

(7)

Subject to the provisions and conditions of Article 5 and Section 3.7, upon the second anniversary of the date hereof, the holder of each Note shall have a one-time right at such holder’s option, to convert all the Notes of such holder, plus accrued interest thereon, into the number of Common Shares (the “Anniversary Conversion Shares”, and together with the IPO Conversion Shares, the “Conversion Shares”) equal to the full principal amount of Notes plus any accrued interest thereon divided by the greater of the price per Common Share of the last (i) offering of Common Shares made by the Corporation to arm’s length investors for cash proceeds of at least $5,000,000, and (ii) exercise of Common Share purchase warrants by an arm’s length party for cash proceeds of at least $5,000,000, in each case which shall have occurred most recently prior to the second anniversary of the date hereof (the “Anniversary Conversion Price”).

Each holder of Notes shall have ten (10) calendar days from the second anniversary of the date hereof (the “Anniversary Time of Expiry”) to irrevocably confirm in writing to the Corporation in the manner provided in Section 12.1 its election to effect the conversion of all of its Notes and any interest accrued thereon in accordance with the terms described herein. The Corporation shall deliver, or cause to be delivered, the Anniversary Conversion Shares to the Trustee in respect of the holders of Notes that elect to exercise the foregoing conversion rights no later than twenty (20) calendar days from the Anniversary Time of Expiry.

No adjustment in the number of Anniversary Conversion Shares to be issued upon conversion will be made for dividends or distributions on Common Shares issuable upon conversion, the record date for the payment of which precedes the date upon which the holder becomes a holder of Common Shares in accordance with Article 5, or for interest accrued on Notes surrendered. No fractional Common Shares will be issued, and the number of Anniversary Conversion Shares so issuable will be rounded down to the nearest whole number.

A Note in respect of which a holder has accepted a notice in respect of a Liquidity Event Purchase Option pursuant to the provisions of Section 2.2(9) may be surrendered for conversion only if such notice is withdrawn in accordance with this Indenture.

For greater clarity, a holder of Notes may only exercise its right to convert the entire principal amount of the Notes and any accrued interest into Common Shares from the second anniversary of the date hereof until the Anniversary Time of Expiry, and thereafter shall not be entitled to exercise any conversion rights, except as otherwise provided herein.

Notwithstanding any of the foregoing in this Section 2.2(7), if a holder of a Note would otherwise be entitled to receive, upon conversion of the Note, Ineligible Consideration, such holder of a Note shall not be entitled to receive such Ineligible Consideration and the Corporation or the successor or acquirer, as the case may be, shall have the right (at the sole option of the Corporation or the successor or acquirer, as the case may be) to deliver to such holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied on December 31, 2007 with a market value (as conclusively determined by the Board of Directors) equal to the market value of such Ineligible Consideration.

(8)

The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000. The Notes shall be issued in the form of Uncertificated Notes. As determined by the Board of Directors, the Notes may also be issued as Note Certificates. Each such Note and the certificate of the Trustee endorsed thereon shall be issued in substantially the form set out in Schedule A, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Board of Directors executing such Note in accordance with Section 2.4 hereof, as conclusively evidenced by their execution of a Note. Each Note shall additionally bear such distinguishing letters and numbers as the Trustee shall approve. Notwithstanding the foregoing, a Note may be in such other form or forms as may, from time to time, be, approved by a resolution of the Board of Directors, or as specified in an Officer’s Certificate. The Notes may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

(9)

Within 30 days following a Liquidity Event, and subject to the provisions and conditions of this Section 2.2(9), the Corporation shall be obligated to offer to purchase all of the Notes then outstanding. The terms and conditions of such obligation are set forth below:

(a)

Not more than 30 days following the occurrence of a Liquidity Event, the Corporation shall deliver to the Trustee, and the Trustee shall promptly deliver to the holders of the Notes, a notice stating that there has been a Liquidity Event and specifying the date on which such Liquidity Event occurred and the circumstances or events giving rise to such Liquidity Event (a “Liquidity Event Notice”). Prior to the Liquidity Event Purchase Date (as defined below), the Corporation shall be required to make an offer to purchase the Notes (the “Liquidity Event Purchase Option”) at 120% of the principal amount thereof plus accrued interest to, but excluding, the Liquidity Event Purchase Date (the “Liquidity Event Purchase Price”). The “Liquidity Event Purchase Date” shall be the date that is ten (10) calendar days after the date the Liquidity Event Notice is delivered to holders of Notes.

(b)

The Corporation shall, on or before 11:00 a.m. (Calgary time) on the Business Day immediately prior to the Liquidity Event Purchase Date, deposit with the Trustee or any paying agent to the order of the Trustee, such sums of money as may be sufficient to pay the Liquidity Event Purchase Price of the Notes to be purchased or redeemed by the Corporation on the Liquidity Event Purchase Date (less any tax required by law to be deducted), provided the Corporation may elect to satisfy this requirement by providing the Trustee with a certified cheque or wire transfer for such amounts required under this Section 2.2(9)(b) post-dated to the date of expiry of the Liquidity Event Purchase Option. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any reasonable charges or expenses which may be incurred by the Trustee in connection with such purchase. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such Notes, the Liquidity Event Purchase Price to which they are entitled (less any tax required by law to be deducted) on the Corporation’s purchase.

(c)

In the event that one or more of such Notes being purchased in accordance with this Section 2.2(9) becomes subject to purchase in part only, upon surrender of such Notes for payment of the Liquidity Event Purchase Price, the Corporation shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Notes for the portion of the principal amount of the Notes not purchased.

(d)

Notes for which holders have accepted the Liquidity Event Purchase Option and Notes which the Corporation has elected to redeem in accordance with this Section 2.2(9) shall become due and payable at the Liquidity Event Purchase Price on the Liquidity Event Purchase Date, in the same manner and with the same effect as if it were the date of maturity specified in such Notes, anything therein or herein to the contrary notwithstanding, and, from and after the Liquidity Event Purchase Date, if the money necessary to purchase or redeem the Notes shall have been deposited as provided in this Section 2.2(9) and affidavits or other proofs satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Notes shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Corporation whose decision shall be final and binding upon all parties in interest absent manifest error.

(e)

In case the holder of any Note to be purchased or redeemed in accordance with this Section 2.2(9) shall fail on or before the Liquidity Event Purchase Date to so surrender such holder’s Note or shall not within such time accept payment of the monies payable, or give receipt therefor, if any, as the Trustee may require, such monies may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Noteholder of the sum so set aside and the Noteholder shall have no other right except to receive payment of the monies so paid and deposited, upon surrender and delivery of such holder’s Note. In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Notes issued hereunder shall remain so deposited for a period of five years from the Liquidity Event Purchase Date, then such monies shall at the end of such period be paid over by the Trustee or such depository or paying agent to the Corporation and the Trustee shall not be responsible to Noteholders for any amounts owing to them. Notwithstanding the foregoing, the Trustee will pay any remaining funds deposited hereunder on that date which is five years after the Liquidity Event Purchase Date (the “Unclaimed Funds Return Date”) to the Corporation upon receipt from the Corporation of a letter of credit from a financial institution in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the Unclaimed Funds Return Date, the Corporation shall reimburse the Trustee for any amounts required to be paid by the Trustee to a holder of a Note pursuant to the Liquidity Event Purchase Option after the date of such payment of the remaining funds to the Corporation but prior to the Unclaimed Funds Return Date.

(f)

Subject to the provisions above related to Notes purchased in part, all Notes redeemed and paid under this Section 2.2(9) shall forthwith be delivered to the Trustee and cancelled and no Notes shall be issued in substitution therefor.

(10)	The Notes will be redeemable, at the Corporation’s option, in accordance with the following terms and conditions:

(a)	at any time on or after the earlier of:

(i)	the completion of an IPO, subject to the conversion rights set out in Section 2.2(6) (the “IPO Date”); or

(ii)

the Corporation having offered the Liquidity Event Purchase Option to the holders of Notes in accordance with Section 2.2(9) and less than all of the holders of Notes elect to exercise the Liquidity Event Purchase Option, in whole, or from time to time in part, on not less than 30 nor more than 60 days’ prior notice to the holders of Notes on any date after the IPO Date or the date on which the Corporation offers the Liquidity Event Purchase Option to holders of Notes and prior to the Maturity Date (the “Optional Redemption Date”) at a redemption price (the “Optional Redemption Price”) equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to the Optional Redemption Date. If an IPO has occurred on or prior to the Optional Redemption Date, then, subject to the conversion rights set out in Section 2.2(6), the Corporation may, at its option, satisfy the Optional Redemption Price through the issuance of Freely Tradeable Common Shares at the Current Market Price.

(b)

If an IPO has not occurred on or prior to the Optional Redemption Date and the Optional Redemption Date is at least 24 months after the Issuance Date, then the holder may, at its option by the delivery of a notice of conversion in the form attached hereto as Schedule B at least ten (10) calendar days prior to the Optional Redemption Date, require the Corporation to satisfy the Optional Redemption Price through the issuance of Common Shares at a deemed price per Common Share equal to the greater of the price per Common Share of the last (i) offering of Common Shares made by the Corporation to arm’s length investors for cash proceeds of at least $5,000,000, and (ii) exercise of Common Share purchase warrants by an arm’s length party for cash proceeds of at least $5,000,000, in each case that occurred most recently prior to the Optional Redemption Date.

(c)

If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the Optional Redemption Date by the Trustee pro rata or by such other method in accordance with the customary procedures of the Depository, provided that Notes of $1,000 in principal amount or less will not be redeemed in part. Notice of redemption will be mailed to each holder of the Notes being redeemed in the manner provided in Section 12.2. Interest will cease to accrue on the Notes subject to redemption on and after the Optional Redemption Date.

(d)

The Corporation will give the Trustee written notice of each optional prepayment under this Section 2.2(10) in the manner provided in Section 12.3. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of Notes to be redeemed on such date, the principal amount of each Note held by such holder to be redeemed, the interest to be paid on the Optional Redemption Date with respect to such principal amount being redeemed and, if applicable, whether the Corporation will satisfy such amounts in cash or through the issuance of Common Shares.

Section 2.3 Non-Certificated Deposit

(1)	Subject to the provisions hereof, at the Corporation’s option, Notes may be issued and registered in the name of CDS or its nominee and:

(a)	the deposit of which may be confirmed electronically by the Trustee to a particular Participant through CDS; and

(b)

shall be identified by either CUSIP 86730LAB5 and ISIN CA86730LAB59 without the U.S. Legend or CUSIP 86730LAA7 and ISIN CA86730LAA76 with the U.S. Legend, to be confirmed in writing by the Corporation, if applicable.

(2)

If the Corporation issues Notes in a non-certificated format, Beneficial Holders of such Notes registered and deposited with CDS shall not receive Note Certificates in definitive form and shall not be considered owners or holders thereof under this Indenture or any supplemental indenture. Beneficial interests in Notes registered and deposited with CDS will be represented only through the non-certificated inventory system administered by CDS. Transfers of Notes registered and deposited with CDS between Participants shall occur in accordance with the rules and procedures of CDS. Neither the Corporation nor the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by CDS or its nominee, on account of the beneficial interests in Notes registered and deposited with CDS. Nothing herein shall prevent the Beneficial Holders of Notes registered and deposited with CDS from voting such Notes using duly executed proxies or voting instruction forms.

(3)

All references herein to actions by, notices given or payments made to, Notes shall, where Notes are held through CDS, refer to actions taken by, or notices given or payments made to, CDS upon instruction from the Participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of, or the direction of, Noteholders evidencing a specified percentage of the aggregate Notes outstanding, such direction or consent may be given by Beneficial Holders acting through CDS and the Participants owning Notes evidencing the requisite percentage of the Notes. The rights of a Beneficial Holder whose Notes are held established by law and agreements between such holders and CDS and the Participants upon instructions from the Participants. Each Trustee and the Corporation may deal with CDS for all purposes (including the making of payments) as the authorized representative of the respective Notes and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

(4)	For so long as Notes are held through CDS, if any notice or other communication is required to be given to Noteholders, the Trustee will give such notices and communications to CDS.

(5)

If CDS resigns or is removed from its responsibility as Depository and the Trustee is unable or does not wish to locate a qualified successor, CDS shall provide the Trustee with instructions for registration of Notes in the names and in the amounts specified by CDS, and the Corporation shall issue and the Trustee shall certify and deliver the aggregate number of Notes then outstanding in the form of definitive Notes Certificates representing such Notes.

(6)

The rights of Beneficial Holders who hold securities entitlements in respect of the Notes through the non-certificated inventory system administered by CDS shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and the Beneficial Holders who hold securities entitlements in respect of the Notes through the non- certificated inventory system administered by CDS, and such rights must be exercised through a Participant in accordance with the rules and procedures of the Depository.

(7)	Notwithstanding anything herein to the contrary, none of the Corporation nor the Trustee nor any agent thereof shall have any responsibility or liability for:

(a)

the electronic records maintained by the Depository relating to any ownership interests or other interests in the Notes or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any Person in any Note represented by an electronic position in the non- certificated inventory system administered by CDS (other than Depository or its nominee);

(b)	for maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest; or

(c)

any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant.

(8)

The Corporation may terminate the application of this Section 2.3 in its sole discretion in which case all Notes shall be evidenced by Note Certificates registered in the name of a Person other than the Depository.

Section 2.4 Execution of Notes

All Notes shall be signed (either manually or by facsimile or other electronic signature) by any one authorized director or officer of the Corporation holding office at the time of signing. A facsimile or electronic signature upon a Note shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be. Notwithstanding that any Person whose signature, either manual or in facsimile or electronic form, appears on a Note as a director or officer may no longer hold such office at the date of the Note or at the date of the certification and delivery thereof, such Note shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

Section 2.5 Certification

(1)

No Note shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Trustee substantially in the form set out in this Indenture or in some other form approved by the Trustee. Such certification on any Note shall be conclusive evidence that such Note is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

(2)

The certificate of the Trustee signed on the Notes, or interim Notes hereinafter mentioned, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes or interim Notes or as to the issuance of the Notes or interim Notes and the Trustee shall in no respect be liable or answerable for the use made of the Notes or interim Notes or any of them or the proceeds thereof. The certificate of the Trustee on the Notes or interim Notes shall, however, be a representation and warranty by the Trustee that the Notes or interim Notes have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

(3)

The Trustee shall certify Uncertificated Notes (whether upon original issuance, exchange, registration of transfer or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Notes have been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Notes with respect to which this Indenture requires the Trustee to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Notes are binding on the Corporation.

Section 2.6 Interim Notes or Certificates

Pending the delivery of definitive Notes to the Trustee, the Corporation may issue and the Trustee certify in lieu thereof interim Notes in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Notes when the same are ready for delivery; or the Corporation may execute and the Trustee certify a temporary Note for the whole principal amount of Notes then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Note so delivered to it, as the Corporation and the Trustee may approve entitling the holders thereof to definitive Notes when the same are ready for delivery; and, when so issued and certified, such interim or temporary Notes or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Notes duly issued hereunder and, pending the exchange thereof for definitive Notes, the holders of the interim or temporary Notes or interim certificates shall be deemed without duplication to be Noteholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Notes to the Trustee, the Trustee shall cancel such temporary Notes, if any, and shall call in for exchange all interim Notes or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the Trustee to the holders of such interim or temporary Notes or interim certificates for the exchange thereof. All interest paid upon interim or temporary Notes or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

Section 2.7 Mutilation, Loss, Theft or Destruction

In case any of the Notes issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution for the same, and the substituted Note shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Notes issued or to be issued hereunder. In case of loss, theft or destruction, the applicant for a substituted Note shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Note as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Note.

Section 2.8 Concerning Interest

(1)

All Notes issued hereunder, whether originally or upon exchange or in substitution for previously issued Notes which are interest bearing, shall bear interest from and including their issue date to and excluding the Interest Payment Date.

(2)

Whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 2.9 Payments of Amounts Due on Maturity

(1)

Except as may otherwise be provided herein, payments of amounts due upon maturity of the Notes will be made in the following manner. The Corporation shall have the option of satisfying payment of the principal amount of the Notes together with any accrued and unpaid interest thereon on the Maturity Date either: (i) in cash, or (ii) through the issuance of Freely Tradeable Common Shares at the Current Market Price. The Corporation will establish and maintain with the Trustee a Maturity Account for the Notes. The Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. If the Corporation elects to make such payments in cash, then on or before 11:00 a.m. (Calgary time) not less than one Business Day immediately prior to the Maturity Date for Notes outstanding from time to time under this Indenture, the Corporation will deliver to the Trustee a certified cheque or wire transfer for deposit in the Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Notes (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be deducted). The Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Note, upon surrender of the Note at any branch of the Trustee designated for such purpose from time to time by the Corporation and the Trustee. The delivery of such funds to the Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Notes to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Notes will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled. Interest shall cease to accrue on the Notes upon the Maturity Date provided the Trustee has received, by the Maturity Date, from the Corporation all the funds due and payable on the Notes.

(2)

Notwithstanding the foregoing, if an IPO has not occurred on or prior to the Maturity Date, then the holder may, at its option by the delivery of a notice of conversion in the form attached hereto as Schedule B at least ten (10) calendar days prior to the Maturity Date, require the Corporation to satisfy the payment of the principal amount of the Notes together with any accrued and unpaid interest thereon on the Maturity Date through the issuance of Common Shares at a deemed price per Common Share equal to the price per Common Share of either the last (i) offering of Common Shares made by the Corporation to an arm’s length investor for cash proceeds of at least $5,000,000, or (ii) exercise of Common Share purchase warrants by an arm’s length party for cash proceeds of at least $5,000,000, whichever shall have occurred most recently prior to the Maturity Date.

Section 2.10 U.S. Legend

(1)

The Notes and Common Shares issuable upon conversion thereof have not been and will not be registered under the 1933 Act or qualified under any state securities laws. To the extent that Notes are offered, sold or transferred in the United States, such Notes and all Common Shares issuable on conversion thereof (collectively, the “Securities”), shall be “restricted securities” within the meaning assigned to that term in Rule 144(a)(3) under the 1933 Act. Subject to Section 2.10(3) (and subject to any other direction by the Corporation to the Trustee otherwise), such Securities, as well as all securities issued in exchange for or in substitution of the Securities, shall be issued (i) in definitive certificated form registered in the name of the holder or (ii) in uncertificated form under a separate, restricted CUSIP, and, until such time as the same is no longer required under applicable requirements of the 1933 Act or state securities laws, shall bear the following legend (the “U.S. Legend”):

“THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF SUNDIAL GROWERS INC. (THE “CORPORATION”), THAT, IN THE ABSENCE OF REGISTRATION UNDER THE 1933 ACT BY THE CORPORATION, SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY: (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (I) RULE 144

THEREUNDER, IF AVAILABLE, OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

provided, that, if the Notes or Common Shares are being sold in compliance with the requirements of Rule 904 of Regulation S in circumstances where Rule 905 of Regulation S does not apply, and in compliance with Canadian local laws and regulations, such Securities may be transferred to an unrestricted CUSIP or the U.S. Legend may be removed by providing an executed declaration to the Trustee (or the registrar and transfer agent for the Common Shares, as applicable) substantially as set forth in Schedule C (or as the Corporation or the Trustee (or the registrar and transfer agent for the Common Shares, as applicable) may prescribe from time to time), together with any other evidence reasonably requested by the Corporation or the Trustee (or the registrar and transfer agent for the Common Shares, as applicable), which evidence may include an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation and the Trustee (or the registrar and transfer agent for the Common Shares, as applicable), to the effect that the transfer is being made in compliance with Rule 904 of Regulation S; provided further, that, if the Notes or Common Shares are held by, or being transferred to, a Qualified Institutional Buyer (other than a QIB Holder), such Securities may be transferred to an unrestricted CUSIP or the U.S. Legend may be removed by providing an executed Qualified Institutional Buyer Letter as set forth in Schedule E (or as the Corporation or the Trustee (or the registrar and transfer agent for the Common Shares, as applicable) may prescribe from time to time), together with any other evidence reasonably requested by the Corporation or the Trustee (or the registrar and transfer agent for the Common Shares, as applicable), which evidence may include an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation and the Trustee (or the registrar and transfer agent for the Common Shares, as applicable), to the effect that the Notes or Common Shares no longer required a restricted CUSIP or the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws; and provided further, that, if any Notes or Common Shares are being sold in accordance with Rule 144 under the 1933 Act, if available, the Notes or Common Shares, as applicable, may be transferred into an unrestricted CUSIP or the U.S. Legend may be removed by delivery to the Trustee (or the registrar and transfer agent for the Common Shares, as applicable) of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Trustee (or the registrar and transfer agent for the Common Shares, as applicable) and the Corporation, that the Notes or Common Shares no longer required a restricted CUSIP or the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws. Provided that the Trustee (or the registrar and transfer agent for the Common Shares, as applicable) obtains confirmation from the Corporation that such counsel and opinion is satisfactory to it, it shall be entitled to rely on such opinion of counsel without further inquiry.

(2)

Prior to the issuance of the Notes, the Corporation shall notify the Trustee, in writing, concerning which Notes are to be included in the Restricted Notes which shall bear the U.S. Legend. The Trustee will thereafter maintain a list of all registered holders from time to time of such legended Notes or such beneficial interests which are included in the Restricted Notes.

(3)

Notwithstanding the foregoing, all Notes issued pursuant to Rule 144A under the 1933 Act that have been delivered to QIB Holders that have delivered an executed Qualified Institutional Buyer Letter as set forth in Schedule E, together with any other evidence reasonably requested by the Corporation or the Trustee, shall be issued in the name of CDS as Unrestricted Uncertificated Notes (unless the Corporation advises the Trustee otherwise). All Common Shares issued upon conversion of such Notes held by QIB Holders shall also be issued in the name of CDS in uncertificated form without a U.S. Legend (unless the Corporation advises the Trustee otherwise). For greater certainty, Schedule C and Schedule D are not applicable to the Notes originally issued to QIB Holders.

(4)	The Trustee shall be entitled to request any other documents that it may require in accordance with its internal policies for the removal of the legend set forth above.

Section 2.11 Payment of Interest

(1)	The following provisions shall apply to Notes, except as otherwise provided in Section 2.2(3), specified in a resolution of the Board of Directors, or an Officer’s Certificate:

(a)

As set forth herein in Section 2.2(3), when interest shall be paid or satisfied, as applicable, upon surrender of such Note, the Corporation, either directly or through the Trustee or any agent of the Trustee, shall: (i) if paying cash, send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Note appearing on the registers maintained by the Trustee at the close of business on the record date prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs; or (ii) if issuing Conversion Shares, delivering such Common Shares to the Trustee, on behalf of the applicable Noteholders, in accordance with Section 2.11. If any payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due, and if payment is made by other means (such as electronic transfer of funds), the Trustee must receive confirmation of receipt of funds prior to being able to forward funds or cheques to holders and such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Note becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Note, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Corporation will issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment or satisfaction, as applicable, of any interest due on each Note in the manner provided above, the Corporation may make payment or satisfy, as applicable, such interest or make such interest available for payment or satisfaction, as applicable, in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.

(b)

All payments of interest in cash on the Uncertificated Note shall be made by electronic funds transfer or certified cheque made payable (i) to the Depository or its nominee on the day interest is payable for subsequent payment to Beneficial Holders of the applicable Uncertificated Note, unless the Corporation and the Depository otherwise agree or (ii) if the Corporation wishes to have the Trustee act as interest paying agent, to the Trustee by no later than 11:00 a.m. (Calgary time) on the Business Day prior to the day interest is payable for subsequent payment to Beneficial Holders of the applicable Uncertificated Note. None of the Corporation, the Trustee or any agent of the Trustee for any Note issued as an Uncertificated Note will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Uncertificated Note or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

ARTICLE 3

REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

Section 3.1 Global Notes or Book Based Only Notes

(1)

With respect to Notes issuable in whole or in part as one or more Global Notes and/or as Book Based Only Notes, the Corporation shall cause to be kept by and at the principal offices of the Trustee in Calgary, Alberta and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Global Note and/or Book Based Only Note as holder thereof and particulars of the Global Note and/or Book Based Only Note held by it, and of all transfers thereof. If any Notes are at any time not Global Notes or Book Based Only Notes, the provisions of Section 3.2 shall govern with respect to registrations and transfers of such Notes.

(2)

Notwithstanding any other provision of this Indenture, a Global Note or Book Based Only Note may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Board of Directors or an Officer’s Certificate:

(a)

Global Notes or Book Based Only Notes may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(b)

Global Notes or Book Based Only Notes may be transferred at any time after (i) the Depository for such Global Notes or Book Based Only Notes, as the case may be, or the Corporation has notified the Trustee that the Depository is unwilling or unable to continue as Depository for such Global Notes or Book Based Only Notes, or (ii) the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a Depository under Section 2.1(2), provided in each case that at the time of such transfer the Trustee and the Corporation are unable to locate a qualified successor Depository for such Global Notes or Book Based Only Notes;

(c)

Global Notes or Book Based Only Notes may be transferred at any time after the Corporation has determined, in its sole discretion, with the consent of the Trustee to terminate the book-entry only registration system or book based entry, as the case may be, in respect of such Global Notes or Book Based Only Notes and has communicated such determination to the Trustee in writing;

(d)

Global Notes or Book Based Only Notes may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Notes issued as a Global Note or Book Based Only Notes, as the case may be, provided that Beneficial Holders of the Notes representing, in the aggregate, more than 25% of the aggregate principal amount of the Notes advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system or book based entry, as applicable, for the Notes is no longer in their best interest and also provided that at the time of such transfer the Noteholders have not waived the Event of Default pursuant to Section 7.3;

(e)	Global Notes or Book Based Only Notes may be transferred if required by applicable law; or

(f)	Global Notes or Book Based Only Notes may be transferred if the book-entry only registration system or book based entry, as applicable, ceases to exist.

(3)	With respect to the Global Notes, unless and until definitive certificates have been issued to Beneficial Holders of the Notes pursuant to Section 3.1(2):

(a)

the Corporation and the Trustee may deal with the Depository for all purposes (including paying interest on the Notes) as the sole holder of the Notes and the authorized representative of the Beneficial Holders;

(b)

the rights of the Beneficial Holders of the Notes shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(c)	the Depository will make book-entry or book based, as applicable, transfers among the Depository Participants; and

(d)

whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the outstanding Notes, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders of the Notes or the Depository Participants, and has delivered such instructions to the Trustee.

(4)

Whenever a notice or other communication is required to be provided to Noteholders, unless and until definitive certificate(s) have been issued to Beneficial Holders of the Notes pursuant to this Section 3.1, the Trustee shall provide all such notices and communications to the Depository for forwarding by the Depository to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system or book based entry, as applicable, on the occurrence of one of the conditions specified in Section 3.1(2) with respect to the Notes issued hereunder, the Trustee shall notify all applicable Depository Participants and Beneficial Holders, through the Depository, of the availability of definitive Note certificates. Upon surrender by the Depository of the certificate(s) representing the Global Notes and receipt of new registration instructions from the Depository, the Trustee shall deliver the definitive Note certificates for such Notes to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Notes will be governed by Section 3.2 and the remaining Sections of this Article 3, as applicable.

(5)

Notwithstanding any other provisions of this Indenture or the Notes, transfers and exchanges of Notes and beneficial interests in Global Notes shall be made in accordance the applicable rules and guidelines of the Securities Transfer Association of Canada.

(6)

Notwithstanding any provisions made in this Indenture for the issuance, certification and authentication of Notes in physical form as Notes or Global Notes, the Notes issued under the terms of this Indenture may also be issued to the Depository in book based only form, non-certificated and appearing on the register of the Trustee as a book based entry. In the absence of any physical securities being created for certification by the

Corporation and authentication by the Trustee both at the initial issuance of the Notes and at the time of a subsequent additional issuance of Notes pursuant to the terms of a supplemental indenture, confirmation of the due issuance and validity of any Notes shall be based upon the comparison of the Notes in quantity and description appearing under the relevant broker’s instant deposit request identification number to the quantity and description of Notes as detailed in the Written Direction of the Corporation addressed to the Trustee and to the broker upon whose posting of the Book Based Only Notes to the book entry records of the Depository on a non-certificated basis on which both the Corporation and the Trustee shall depend. It is the responsibility of the Corporation to make the necessary arrangements with its broker or brokers to obtain, in a timely manner, the necessary instant deposit request identification number to facilitate the issuance of non-certificated Book Based Only Notes.

(7)

In the establishment and maintenance of a non-certificated Book Based Only Note issue, the Trustee shall maintain such a record on its register for Notes in book based form only. Transfers of Notes appearing on the register of the Depository shall otherwise occur as provided for in this Indenture. The parties hereto further recognize that, notwithstanding the issuance of Book Based Only Notes, conversions of Notes shall occur as contemplated by the terms of this Indenture but the Trustee is permitted to employ whatever reasonable means it may from time to time require in order to process (but subject to the terms and conditions hereof) the conversion of such Notes appearing on the register for Notes in book based only form by making whatever arrangements are deemed necessary by it and the Depository.

(8)

At the time of the execution of this Indenture, the parties hereto understand that no declarations or other paper certificates or documentation will be required in order to effect conversions of Notes held by Persons in the United States converted in the manner set forth in Section 2.2(6). If at any time subsequent to the initial issuance of Notes it is determined by the Corporation or legal counsel that physical declarations or other paper documentation are required for conversions or otherwise, the parties hereto and the Noteholders acknowledge that the Trustee or the Depository may require the Notes held by such Persons converting their Notes to be certificated rather than held in book based form.

Section 3.2 Fully Registered Notes

(1)

With respect to the Notes issuable as Fully Registered Notes, the Corporation shall cause to be kept by and at the principal office of the Trustee in Calgary, Alberta and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Notes or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Fully Registered Notes and particulars of the Notes held by them respectively and of all transfers of Fully Registered Notes. Such registration shall be noted on the Notes by the Trustee or other registrar unless a new Note shall be issued upon such transfer.

(2)

No transfer of a Fully Registered Note shall be valid unless made on such register referred to in Section 3.2(1) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other registrar upon surrender of the Notes together with a duly executed form of transfer acceptable to the Trustee upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Note by the Trustee or other registrar.

(3)	Notwithstanding any other provisions in this Indenture or the Notes, transfers and exchanges of Restricted Notes shall be made only in accordance with this Section 3.2(3):

(a)

Transfer and Exchange of Interests in a Restricted Uncertificated Note for Interests in an Unrestricted Uncertificated Note. An interest in a Restricted Uncertificated Note may be exchanged by any holder thereof for an interest in an Unrestricted Uncertificated Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Uncertificated Note if the Trustee receives the following:

(i)

if the holder of such interest in a Restricted Uncertificated Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Uncertificated Note, a certificate from such holder in the form of Schedule D, including the certifications in item (1)(a) thereof; or

(ii)

if the holder of such beneficial interest in a Restricted Uncertificated Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Uncertificated Note, a certificate from such holder in the form of Schedule C;

and, in each such case set forth in this Section 3.2(3)(a), an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation and the Trustee, to the effect that such transfer or exchange is in compliance with the 1933 Act and all applicable state securities laws.

(b)

Transfer of Restricted Physical Note for Restricted Physical Note. A Restricted Physical Note may be transferred to a Person who takes delivery thereof in the form of a Restricted Physical Note if the Trustee receives an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Trustee and the Corporation, to the effect that such transfer or exchange is in compliance with the 1933 Act and all applicable state securities laws.

(c)

Transfer and Exchange of Restricted Physical Notes for Unrestricted Physical Notes. A Restricted Physical Note may be exchanged by the holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Trustee receives the following:

(i)

if the holder of such Restricted Physical Note proposes to exchange such Note for an Unrestricted Physical Note, a certificate from such holder in the form of Schedule D, including the certifications in item (1)(b) thereof; or

(ii)

if the holder of such Restricted Physical Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such holder in the form of Schedule C;

and, in each such case set forth in this Section 3.2(3)(c), an opinion of counsel in form reasonably acceptable to the Corporation and to the Trustee to the effect that such transfer or exchange is in compliance with the 1933 Act and all applicable state securities laws.

Section 3.3 Transferee Entitled to Registration

The transferee of a Note shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Note free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Note, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. Upon surrender for registration of transfer of Notes, the Corporation shall issue and thereupon the Trustee shall certify and deliver a new Note Certificate or confirm the electronic deposit of Uncertificated Notes of like tenor in the name of the designated transferee and register such transfer in accordance with Section 3.1. If less than all the Notes evidenced by the Note Certificate(s) or Uncertificated Notes so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Note Certificate or electronically deposited Uncertificated Notes registered in his name evidencing the Notes not transferred.

Section 3.4 No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Note, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

Section 3.5 Registers Open for Inspection

The registers referred to in Section 3.1 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Noteholder. Every registrar, including the Trustee, shall from time to time when requested to do so by the Corporation, in writing, furnish the Corporation with a list of names and addresses of holders of registered Notes entered on the register kept by them and showing the principal amount and serial numbers of the Notes held by each such holder.

Section 3.6 Exchanges of Notes

(1)

Subject to Section 3.1 and Section 3.7, Notes in any authorized form or denomination, other than Uncertificated Notes, may be exchanged for Notes in any other authorized form or denomination, bearing the same interest rate and of the same aggregate principal amount as the Notes so exchanged.

(2)

In respect of exchanges of Notes permitted by Section 3.6(1), Notes may be exchanged only at the principal offices of the Trustee in Calgary, Alberta or at such other place or places, if any, as may be specified in the Notes and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Notes surrendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Notes necessary to carry out exchanges as aforesaid. All Notes surrendered for exchange shall be cancelled.

(3)

Notes issued in exchange for Notes which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

Section 3.7 Closing of Registers

(1)	Neither the Corporation nor the Trustee nor any registrar shall be required to:

(a)	make transfers or exchanges or convert any Fully Registered Notes on the Interest Payment Date for such Notes or during the five preceding Business Days;

(b)	make transfers or exchanges of, or convert any Notes on the day of any selection by the Trustee of Notes to be redeemed or during the ten preceding Business Days; or

(c)

make exchanges of any Notes which will have been selected or called for redemption unless upon due presentation thereof for redemption such Notes shall not be redeemed, as the register for the Notes shall be closed in respect of such actions on such dates.

(2)

Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close the register for the Notes, other than those kept at the principal offices of the Trustee in Calgary, Alberta, and transfer the registration of any Notes registered thereon to another register (which may be an existing register) and thereafter such Notes shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Notes.

Section 3.8 Charges for Registration, Transfer and Exchange

For each Note exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Note issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Noteholder hereunder:

(a)	for any exchange, registration, transfer or discharge from registration of any Note applied for within a period of two months from the date of the first delivery of Notes;

(b)	for any exchange of any interim or temporary Note or interim certificate that has been issued under Section 2.6 for a definitive Note; or

(c)	for any exchange of an Uncertificated Note as contemplated in Section 3.1.

Section 3.9 Ownership of Notes

(1)

Unless otherwise required by law, the Person in whose name any registered Note is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Note and interest thereon shall be made to such registered holder.

(2)

The registered holder for the time being of any registered Note shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(3)

Where Notes are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(4)

In the case of the death of one or more joint holders of any Note the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

ARTICLE 4

PURCHASE OF NOTES

Section 4.1 Purchase of Notes by the Corporation

(1)

The Corporation may, if at the time there is no Event of Default hereunder, at any time and from time to time, purchase Notes in the private or public market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price. All Notes so purchased will be delivered to the Trustee and shall be cancelled and no Notes shall be issued in substitution therefor.

(2)

If, upon an invitation for tenders, more Notes are tendered at the same lowest price than the Corporation is prepared to accept, the Notes to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis from the Notes tendered by each tendering Noteholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders, notwithstanding the fact that as a result thereof one or more of such Notes become subject to purchase in part only. The holder of a Note of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such holder, one or more new Notes for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Note or Notes upon receipt of the Note so surrendered or, with respect to an Uncertificated Note, the Depository shall electronically deposit the unpurchased part so surrendered.

ARTICLE 5

CONVERSION OF NOTES

Section 5.1 Corporation to Reserve Common Shares

The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue upon conversion of Notes as in this Article provided, and conditionally allot to Noteholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Notes. The Corporation covenants with the Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

Section 5.2 Cancellation of Converted Notes

All Notes converted under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and no Note shall be issued in substitution for those converted.

Section 5.3 Protection of Trustee

(1)	The Trustee:

(a)

shall not at any time be under any duty or responsibility to any Noteholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Note; and

(c)

shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Note for the purpose of conversion, or to comply with any of the covenants contained in this Article.

ARTICLE 6

COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Noteholders, that so long as any Notes remain outstanding:

Section 6.1 To Pay Principal, Premium (if any) and Interest

The Corporation will duly and punctually pay or cause to be paid to every Noteholder the principal of, premium (if any) and interest accrued on the Notes of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Notes.

Section 6.2 To Pay Trustee’s Remuneration

The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in connection with the execution of the trusts hereby created and such monies including the Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to payment of any principal of the Notes or interest or premium thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

Section 6.3 To Give Notice of Default

The Corporation shall notify the Trustee immediately upon obtaining knowledge of any Event of Default hereunder.

Section 6.4 Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business-like manner and in accordance with good business practices, and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights; provided that the foregoing covenant shall not prevent or restrict the Corporation from completing a transaction to which Article 9 would apply if carried out in accordance with Article 9.

Section 6.5 Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

Section 6.6 Annual Certificate of Compliance

The Corporation shall deliver to the Trustee, within 90 days after the end of each calendar year, (and at any reasonable time upon demand by the Trustee) an Officer’s Certificate as to the knowledge of such officers of the Corporation who execute the Officer’s Certificate of the Corporation’s compliance with all conditions and covenants in this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

Section 6.7 Performance of Covenants by Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Noteholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Noteholders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 6.2. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

Section 6.8 No Dividends on Common Shares if Event of Default

The Corporation shall not declare or pay any dividend to the holders of its issued and outstanding Common Shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

Section 6.9 Withholding Matters

All payments made by or on behalf of the Corporation under or with respect to the Notes (including, without limitation, any penalties, interest and other liabilities related thereto) will be made free and clear of and without withholding, or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related hereto) imposed or levied by or on behalf of the Government of Canada or the United States or elsewhere, or of any province or territory thereof or by any authority or agency therein or thereof having power to tax

(“Withholding Taxes”), unless the Corporation is required by law or the interpretation or administration thereof, to withhold or deduct any amounts for, or on account of Withholding Taxes. If the Corporation is so required to withhold or deduct any amount for, or on account of, Withholding Taxes from any payment made under or with respect to the Notes, the Corporation shall deduct and withhold such Withholding Taxes from any payment to be made or with respect to the Notes and, provided that the Corporation forthwith remits such amount to the relevant governmental authority or agency, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Notes. There is no obligation on the Corporation to gross-up or pay additional amounts to a holder of Notes in respect of such deductions or withholdings. For greater certainty, if any amount is required to be deducted or withheld in respect of Withholding Taxes upon a conversion of a Note, the Corporation shall be entitled to liquidate such number of Common Shares (or other securities) issuable as a result of such conversion as shall be necessary in order to satisfy such requirement. The Corporation shall provide the Trustee with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of any forms received from such government authority or agency promptly after receipt thereof.

Section 6.10 SEC Reporting Status

(1)

The Corporation confirms that, as at the date of execution of this Indenture, it does not have a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act or have a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act.

(2)

The Corporation covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the U.S. Securities Exchange Act or such Corporation shall incur a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by such Corporation in accordance with the U.S. Securities Exchange Act, such Corporation shall promptly deliver to the Trustee an Officers’ Certificate (in a form provided by the Trustee) notifying the Trustee of such registration or termination and such other information as the Trustee may require at the time. The Corporation acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

Section 6.11 Information Delivery

To the extent not satisfied by the Corporation’s obligations pursuant to the U.S. Securities Exchange Act, if any, for so long as the Notes remain outstanding and constitute “restricted securities” within the meaning assigned to that term in Rule 144(a)(3) under the 1933 Act, the Corporation will furnish to holders thereof and prospective investors in such Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) (as in effect on the issue date of such Notes) under the 1933 Act.

ARTICLE 7

DEFAULT

Section 7.1 Events of Default

(1)	Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)

any default in the payment of the principal of, accrued interest on or other charges in respect of the Notes as and when the same shall become due and payable and the failure to cure (or obtain a waiver for) such default for a period of 15 days after notice in writing has been given by the Trustee or from holders of not less than 25% in aggregate principal amount of the Notes to the Corporation specifying such default and requiring the Corporation to rectify such default or obtain a waiver for same;

(b)	default in the delivery, when due, of any Common Shares, payable on conversion with respect to the Notes, which default continues for 15 days;

(c)

default in the observance or performance of any covenant or condition of this Indenture or in a Note purchase agreement by the Corporation and the failure to cure (or obtain a waiver for) such default for a period of 30 days after notice in writing has been given by the Trustee or from holders of not less than 25% in aggregate principal amount of the Notes to the Corporation specifying such default and requiring the Corporation to rectify such default or obtain a waiver for same;

(d)

if a decree or order of a Court having jurisdiction is entered adjudging the Corporation or any Material Subsidiary a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation or any Material Subsidiary, or appointing a receiver of, or of any substantial part of, the property of the Corporation or any Material Subsidiary or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(e)

if the Corporation or any Material Subsidiary institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or any Material Subsidiary or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

(f)

default by the Corporation or any of its subsidiaries with respect to any mortgage, agreement or other instrument (whether now existing or created hereafter) under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20,000,000.

(2)

(i) In each and every such event listed above, the Trustee may, in its discretion, but subject to the provisions of this section, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Notes then outstanding, subject to the provisions of Section 7.3, by notice in writing to the Corporation declare the principal of and interest and premium, if any, on all Notes then outstanding and all other monies outstanding hereunder to be due and payable and the same shall thereupon forthwith become immediately due and payable to the Trustee, and (ii) on the occurrence of an Event of Default under Section 7.1(1)(d) or Section 7.1(1)(e), the principal of and interest and premium, if any, on all Notes then outstanding hereunder and all other monies outstanding hereunder, shall automatically without any declaration or other act on the part of the Trustee or any Noteholder become immediately due and payable to the Trustee and, in either case, upon such amounts becoming due and payable in either (i) or (ii) above, the Corporation shall forthwith pay to the Trustee for the benefit of the Noteholders such principal, accrued and unpaid interest and premium, if any, and interest on amounts in default on such Note and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Notes on such principal, interest, premium and such other monies from the date of such declaration or event until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the manner mentioned in and according to the tenor of the Notes. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 7.6.

Section 7.2 Notice of Events of Default

(1)

If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Noteholders in the manner provided in Section 12.2, provided that notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Notes then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Noteholders and shall have so advised the Corporation in writing.

(2)

When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Noteholders within 15 days after the Trustee becomes aware the Event of Default has been cured.

Section 7.3 Waiver of Default

(1)	Upon the happening of any Event of Default hereunder:

(a)

the holders of the Notes shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Notes then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 7.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; and

(b)

the Trustee, so long as it has not become bound to declare the principal and interest on the Notes then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

(2)	No such act or omission either of the Trustee or of the Noteholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

Section 7.4 Enforcement by the Trustee

(1)

Subject to the provisions of Section 7.3 and to the provisions of any Extraordinary Resolution that may be passed by the Noteholders, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 7.1, the principal of and interest on all Notes then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Notes then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal and interest on all the Notes then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

(2)

The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Notes, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Notes allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Notes by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Notes with authority to make and file in the respective names of the holders of the Notes or on behalf of the holders of the Notes as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Notes themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Notes, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Notes against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 7.3 nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Noteholder.

(3)

The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Noteholders.

(4)	All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relating thereto.

(5)

Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Notes subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceeding.

Section 7.5 No Suits by Noteholders

No holder of any Note shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Notes or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (b) the Noteholders by Extraordinary Resolution or by written instrument signed by the holders of at least 50% in principal amount of the Notes then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Noteholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; (d) the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity; and no direction inconsistent with such request has been received by the Trustee from holders of a majority in principal amount of the outstanding Notes, and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Notes.

Section 7.6 Application of Monies by Trustee

(1)

Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 7, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

(a)

first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(b)

second, but subject as hereinafter in this Section 7.6 provided, in payment, rateably and proportionately to the holders of Notes, of the principal and accrued and unpaid interest and interest on amounts in default on the Notes which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal and interest as may be directed by such resolution; and

(c)	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (b) above in respect of the principal or interest on any Note held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Note pledged for value and in good faith to a Person other than the Corporation or any Subsidiary but only to the extent of such Person’s interest therein) except subject to the prior payment in full of the principal and interest (if any) on all Notes which are not so held.

(2)

The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in Section 7.6(1), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Notes, but it may retain the money so received by it and invest or deposit the same as provided in Section 13.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

Section 7.7 Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 12.2 by the Trustee to the Noteholders of any payment to be made under this Article 7. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Noteholders will be entitled to interest only on the balance (if any) of the principal monies, and interest due (if any) to them, respectively, on the Notes, after deduction of the respective amounts payable in respect thereof on the day so fixed.

Section 7.8 Trustee May Demand Production of Notes

The Trustee shall have the right to demand production of the Notes in respect of which any payment of principal, interest or premium required by this Article 7 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient.

Section 7.9 Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Notes is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

ARTICLE 8

SATISFACTION AND DISCHARGE

Section 8.1 Cancellation and Destruction

All Notes shall forthwith after (i) payment thereof, or (ii) conversion thereof pursuant to Section 2.2(6), be delivered to the Trustee and cancelled by it. All Notes cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Notes so destroyed.

Section 8.2 Non-Presentation of Notes

In case the holder of any Note shall fail to present the same for payment on the date on which the principal of or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)	the Corporation shall be entitled to pay or deliver to the Trustee and direct it to set aside; or

(b)	in respect of monies in the hands of the Trustee which may or should be applied to the payment of the Notes, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the monies in trust to be paid to the holder of such Note upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, or the interest payable on, or represented by each Note in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies so set aside by the Trustee upon due presentation and surrender thereof.

Section 8.3 Discharge

The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, and interest (including interest on amounts in default, if any), on all the Notes and all other monies payable hereunder have been paid or satisfied or that all the Notes having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Notes and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

Section 8.4 Satisfaction

(1)

The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Notes and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Notes, when:

(a)

the Corporation has deposited or caused to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Notes, an amount in money sufficient to pay, satisfy and discharge the entire amount of principal of, and interest, if any, to maturity, or any repayment date, or any Liquidity Event Purchase Date, or upon conversion or otherwise as the case may be, of such Notes;

(b)

the Corporation has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on such Notes such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada as will be sufficient to pay and discharge the entire amount of principal of, and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Notes; or

(c)

all Notes authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment has been deposited in trust and thereafter repaid to the Corporation have been delivered to the Trustee for cancellation);

so long as in any such event:

(d)

the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable or which may be payable with respect to all of such Notes (together with all applicable expenses of the Trustee in connection with the payment of such Notes); and

(e)

the Corporation has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Notes have been complied with.

Any deposits with the Trustee referred to in this Section 8.4 shall be irrevocable, subject to Section 8.5, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of and interest on the Notes being satisfied.

(2)

Upon the satisfaction of the conditions set forth in this Section 8.4 with respect to all the outstanding Notes, the terms and conditions of the Notes, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2 and Article 4 and the provisions of Article 1 pertaining to Article 2 and Article 4) shall no longer be binding upon or applicable to the Corporation.

(3)	Any funds or obligations deposited with the Trustee pursuant to this Section 8.4, shall be denominated in the currency or denomination of the Notes in respect of which such deposit is made.

(4)

If the Trustee is unable to apply any money or securities in accordance with this Section 8.4, by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Notes shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 8.4, until such time as the Trustee is permitted to apply all such money or securities in accordance with this Section 8.4, provided that if the Corporation has made any payment in respect of principal of, or interest on Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or securities held by the Trustee.

Section 8.5 Continuance of Rights, Duties and Obligations

(1)

Where trust funds or trust property have been deposited pursuant to Section 8.4, the holders of Notes and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and Article 4.

(2)

In the event that, after the deposit of trust funds or trust property pursuant to Section 8.4, in respect of the Notes (the “Defeased Notes”), any holder of any of the Defeased Notes from time to time converts its Notes to Common Shares or other securities of the Corporation in accordance with Section 2.2, Article 5 or any other provision of this Indenture, the Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Trustee pursuant to Section 8.4, in respect of the Defeased Notes which is applicable to the Defeased Notes so converted (which amount shall be based on the applicable principal amount of the Defeased Notes being converted in relation to the aggregate outstanding principal amount of all the Defeased Notes).

In the event that, after the deposit of trust funds or trust property pursuant to Section 8.4, the Corporation is required to purchase any outstanding Notes pursuant to Section 2.2(9), the Corporation shall be entitled to use any trust money or trust property deposited with the Trustee pursuant to Section 8.4, for the purpose of paying to any holders of Defeased Notes who have accepted any such offer of the Corporation the Liquidity Event Purchase Price payable to such holders in respect of such Liquidity Event Purchase Option in respect of the Notes. Upon receipt of a Written Direction of the Corporation, the Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Trustee pursuant to Section 8.4, in respect of the Defeased Notes which is applicable to the Defeased Notes held by such holders who have accepted any such offer to the Corporation (which amount shall be based on the applicable principal amount of the Defeased Notes held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Notes).

ARTICLE 9

SUCCESSORS

Section 9.1 Corporation may Consolidate, etc., Only on Certain Terms

(1)

The Corporation may not, without the consent of the holders of the Notes by Extraordinary Resolution hereunder, consolidate with or amalgamate or merge with or into any Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) or sell, convey, transfer or lease all or substantially all of the properties and assets of the Corporation to another Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) unless:

(a)

the Person formed by such consolidation or into which the Corporation is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Corporation under the Notes and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Notes required on the part of the Corporation to be performed or observed and the conversion rights shall be provided for in accordance with Section 2.2(6) and Article 5, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which the Corporation shall have been merged or by the Person which shall have acquired the Corporation’s assets;

(b)	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)

if the Corporation or the continuing corporation resulting from the amalgamation or merger of the Corporation with another Person under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof will not be the resulting, continuing or surviving corporation, the Corporation shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officer’s Certificate and an opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(2)

For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more Subsidiaries of the Corporation (other than to the Corporation or another wholly-owned Subsidiary of the Corporation), which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

Section 9.2 Successor Substituted

Upon any consolidation of the Corporation with, or amalgamation or merger of the Corporation into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, in accordance with Section 9.1, the successor Person formed by such consolidation or into which the Corporation is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture entered into pursuant to Section 9.1(1)(c), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 10

COMPULSORY ACQUISITION

Section 10.1 Definitions In this Article:

(a)	“Affiliate” and “Associate” shall have their respective meanings set forth in the Securities Act (Alberta);

(b)

“Dissenting Noteholders” means a Noteholder who does not accept an Offer referred to in Section 10.2 and includes any assignee of the Note of a Noteholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

(c)

“Offer” means an offer to acquire outstanding Notes, which is a takeover bid for Notes within the meaning ascribed thereto in NI 62-104 Corporate Glossary and the Securities Act (Alberta), whereas of the date of the offer to acquire, the Notes that are subject to the offer to acquire, together with the Offeror’s Notes, constitute in the aggregate 20% or more of the outstanding principal amount of the Notes;

(d)	“offer to acquire” includes an acceptance of an offer to sell;

(e)	“Offeror” means a Person, or two or more Persons acting jointly or in concert, who make an Offer to acquire Notes;

(f)

“Offeror’s Notes” means Notes beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any Person or company acting jointly or in concert with the Offeror; and

(g)	“Offeror’s Notice” means the notice described in Section 10.3.

Section 10.2 Offer for Notes

(1)	If an Offer for all of the outstanding Notes (other than Notes held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:

(a)

within the time provided in the Offer for its acceptance or within 120 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Noteholders representing at least 90% of the outstanding principal amount of the Notes, other than the Offeror’s Notes;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for the Notes of the Noteholders who accepted the Offer;

(c)	the Offeror complies with Section 10.3 and Section 10.5; and

(d)	the Offer complies with applicable securities laws (including any applicable requirements of the U.S. Securities Exchange Act).

the Offeror is entitled to acquire, and the Dissenting Noteholders are required to sell to the Offeror, the Notes held by the Dissenting Noteholder for the same consideration per Note payable or paid, as the case may be, under the Offer.

Section 10.3 Offeror’s Notice to Dissenting Shareholders

(1)

Where an Offeror is entitled to acquire Notes held by Dissenting Noteholders pursuant to Section 10.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Noteholder stating that:

(a)	Noteholders holding at least 90% of the principal amount of all outstanding Notes, other than Offeror’s Notes, have accepted the Offer;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for, the Notes of the Noteholders who accepted the Offer;

(c)

Dissenting Noteholders must transfer their respective Notes to the Offeror on the terms on which the Offeror acquired the Notes of the Noteholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and

(d)	Dissenting Noteholders must send their respective Note certificate(s) to the Trustee within 21 days after the date of the sending of the Offeror’s Notice.

Section 10.4 Delivery of Note Certificates

A Dissenting Noteholder to whom an Offeror’s Notice is sent pursuant to Section 10.3 shall, within 21 days after the sending of the Offeror’s Notice, send his or her Note certificate(s) to the Trustee duly endorsed for transfer.

Section 10.5 Payment of Consideration to Trustee

Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Section 10.3, the Offeror shall pay or transfer to the Trustee, or to such other Person as the Trustee may direct, the cash or other consideration that is payable to Dissenting Noteholders pursuant to Section 10.2. The acquisition by the Offeror of all Notes held by all Dissenting Noteholders shall be effective as of the time of such payment or transfer.

Section 10.6 Consideration to be held in Trust

The Trustee, or the Person directed by the Trustee, shall hold in trust for the Dissenting Noteholders the cash or other consideration they or it receives under Section 10.5. The Trustee, or such Persons, shall deposit cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place other consideration in the custody of a Canadian chartered bank or such other body corporate.

Section 10.7 Completion of Transfer of Notes to Offeror

Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Section 10.3, the Trustee, if the Offeror has complied with Section 10.5, shall:

(a)

do all acts and things and execute and cause to be executed all instruments as in the Trustee’s opinion may be necessary or desirable to cause the transfer of the Notes of the Dissenting Noteholders to the Offeror;

(b)	send to each Dissenting Noteholder who has complied with Section 10.4 the consideration to which such Dissenting Noteholder is entitled under this Article 10 (net of applicable withholdings); and

(c)	send to each Dissenting Noteholder who has not complied with Section 10.4 a notice stating that:

(i)	his or her Notes have been transferred to the Offeror;

(ii)	the Trustee or some other Person designated in such notice are holding in trust the consideration for such Notes; and

(iii)

the Trustee, or such other Person, will send the consideration to such Dissenting Noteholder as soon as possible after receiving such Dissenting Noteholder’s Note certificate(s) or such other documents as the Trustee or such other Person may require in lieu thereof;

and the Trustee is hereby appointed the agent and attorney of the Dissenting Noteholders for the purposes of giving effect to the foregoing provisions including, without limitation, the power and authority to execute such transfers as may be necessary or desirable in respect of the book-entry only registration systems of the Depository (as applicable).

Section 10.8 Communication of Offer to the Corporation

An Offeror cannot make an Offer for Notes unless, concurrent with the communication of the Offer to any Noteholder, a copy of the Offer is provided to the Corporation.

ARTICLE 11

MEETINGS OF NOTEHOLDERS

Section 11.1 Right to Convene Meeting

The Trustee or the Corporation may at any time and from time to time, and the Trustee shall, on receipt of a Written Direction of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Notes then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Noteholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders. In the event of the Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in Calgary, Alberta or at such other place as may be approved or determined by the Corporation and the Trustee.

Section 11.2 Notice of Meetings

(1)

At least 21 days’ notice of any meeting shall be given to the Noteholders in the manner provided in Section 12.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Notes shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

Section 11.3 Chairman

Some Person, who need not be a Noteholder, nominated in writing by the Corporation (in case it convenes the meeting) or by the Trustee (in any other case) shall be chairman of the meeting and if no Person is so nominated, or if the Person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Noteholders present in person or by proxy shall choose some Person present to be chairman.

Section 11.4 Quorum

Subject to the provisions of Section 11.12, at any meeting of the Noteholders a quorum shall consist of Noteholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Notes. If a quorum of the Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Noteholders or pursuant to a request of the Noteholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place to the extent possible and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Noteholders present in person or by proxy representing 25% of the principal amount of the outstanding Notes shall form a quorum and may transact the business for which the meeting was originally convened. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.

Section 11.5 Power to Adjourn

The chairman of any meeting at which a quorum of the Noteholders is present may, with the consent of the holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 11.6 Show of Hands

Every question submitted to a meeting shall, subject to Section 11.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Notes, if any, held by him.

Section 11.7 Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Noteholders or proxies for Noteholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Notes represented at the meeting and voted on the poll.

Section 11.8 Voting

On a show of hands every Person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more Noteholders or both, shall have one vote. On a poll each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which he shall then be the holder. A proxy need not be a Noteholder. In the case of joint holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Notes of which they are joint holders.

Section 11.9 Proxies

(1)

A Noteholder may be present and vote at any meeting of Noteholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Noteholders to be present and vote at any meeting without producing their Notes, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)

the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Noteholder;

(b)

the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Noteholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)

the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic means before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Noteholders and Persons whom Noteholders have by instrument in writing duly appointed as their proxies.

Section 11.10 Persons Entitled to Attend Meetings

The Corporation and the Trustee, by their respective officers and directors, the Auditors of the Corporation and the legal advisors of the Corporation, the Trustee or any Noteholder may attend any meeting of the Noteholders, but shall have no vote as such.

Section 11.11 Powers Exercisable by Extraordinary Resolution

(1)

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Noteholders shall have the following powers exercisable from time to time by Extraordinary Resolution (subject in the case of the matters in paragraphs (a) – (d) and (l), to the extent applicable, to the prior approval of the TSX (or such other recognized stock exchange on which the Common Shares are listed for trading)):

(a)

power to authorize the Trustee to grant extensions of time for payment of any principal, premium or interest on the Notes, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)

power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders or the Trustee (with its consent) against the Corporation, or against its property, whether such rights arise under this Indenture or the Notes or otherwise;

(c)

power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Note which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)

power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation, arrangement, combination or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 9.1 shall have been complied with;

(e)

power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)

power to waive, and direct the Trustee to waive, any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 7.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)

power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Notes, or for the execution of any trust or power hereunder;

(h)

power to direct any Noteholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 7.5, of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

(i)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(j)

power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of Persons as shall be prescribed in the resolution appointing it and the members need not be themselves Noteholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings and the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)

power to remove the Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture;

(l)

power to sanction the exchange of the Notes for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any other Person formed or to be formed;

(m)	power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 11.11(1); and

(n)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Noteholders or by any committee appointed pursuant to Section 11.11(1)(j).

Section 11.12 Meaning of “Extraordinary Resolution”

(1)

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Noteholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Notes then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2⁄3% of the principal amount of the Notes.

(2)

If, at any such meeting, the holders of not less than 25% of the principal amount of the Notes then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Noteholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. At the adjourned meeting, the holders present in person or by proxy representing not less than 25% of the principal amount of the Notes then outstanding shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2⁄3% of the principal amount of the Notes shall be an Extraordinary Resolution within the meaning of this Indenture.

(3)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 11.13 Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Noteholders to exercise the same or any other such power or powers thereafter from time to time.

Section 11.14 Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

Section 11.15 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Noteholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2⁄3% of the principal amount of all the outstanding Notes by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

Section 11.16 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 11.15 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

Section 11.17 Evidence of Rights Of Noteholders

(1)

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor signed or executed by such Noteholders.

(2)	The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

ARTICLE 12

NOTICES

Section 12.1 Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at: 200, 919 – 11 Avenue S.W., Calgary, Alberta, T2R 1P3 Attention: Torsten Kuenzlen, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

Section 12.2 Notice to Noteholders

(1)

All notices to be given hereunder with respect to the Notes shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Noteholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

(2)

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Noteholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in Calgary, Alberta (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

(3)

Any notice given to Noteholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

(4)

All notices with respect to any Note may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Note.

Section 12.3 Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered, receipt confirmed, to the Trustee at its principal office in Calgary, Alberta, at 350 – 300 5th Avenue S.W., T2P 3C4, Attention: Corporate Trust, and shall be deemed to have been effectively given as of the date of such receipt confirmation or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

Section 12.4 Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 12.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 12.3.

ARTICLE 13

CONCERNING THE TRUSTEE

Section 13.1 No Conflict of Interest

The Trustee represents to the Corporation that, to the best of its knowledge, at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but, if, notwithstanding the provisions of this Section 13.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Notes issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 13.2.

Section 13.2 Replacement of Trustee

(1)

The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 90 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 13.2. The validity and enforceability of this Indenture and of the Notes issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Noteholders. Failing such appointment by the Corporation, the retiring Trustee or any Noteholder may apply to a judge of the Alberta Court of Queen’s Bench, on such notice as such judge may direct at the Corporation’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Noteholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 13.2 shall be a corporation authorized to carry on the business of a trust company in the Province of Alberta. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(2)

Any company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, or any company which shall purchase all or substantially all of the corporate trust book of business of the Trustee, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and, shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

Section 13.3 Duties of Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

Section 13.4 Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 13.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

Section 13.5 Evidence and Authority to Trustee, Opinions, etc.

(1)

The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Notes hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 13.5, or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2)	Such evidence shall consist of

(a)	a certificate made by any two officers or directors of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)

in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)

in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

(3)

Whenever such evidence relates to a matter other than the certificates and delivery of Notes and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a trustee, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

(4)

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include (a) a statement by the Person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the Person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such Person the conditions precedent in question have been complied with or satisfied.

(5)

The Corporation shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

Section 13.6 Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officer’s Certificate.

Section 13.7 Experts, Advisers and Agents

(1)	The Trustee may:

(a)

employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid. The reasonable costs of such services shall be added to and become part of the Trustee’s remuneration hereunder; and

(b)

employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

Section 13.8 Trustee May Deal in Notes

Subject to Section 13.1 and Section 13.3, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

Section 13.9 Investment of Monies Held by Trustee

Until released in accordance with this Agreement, monies held by Trustee shall be kept segregated in the records of the Trustee and shall be deposited in one or more interest-bearing trust accounts to be maintained by the Trustee in the name of the Trustee at one or more banks having a Standard and Poors Issuer Credit rating of AA- or above (an “Approved Bank”). All amounts held by the Trustee pursuant to this Agreement shall be held by the Trustee pursuant to the term of this Agreement and shall not give rise to a debtor-creditor or other similar relationship. The amounts held by the Trustee pursuant to this Agreement are at the sole risk of Corporation and, without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for any diminution of the monies which may result from any deposit made with an Approved Bank pursuant to this Section 13.9, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The parties hereto acknowledge and agree that the Trustee will have acted prudently in depositing the monies at any Approved Bank.

Section 13.10 Trustee Not Ordinarily Bound

Except as provided in Section 7.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 13.3, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform, or see to the observance or performance by the Corporation of, any of the obligations herein imposed upon the Corporation or the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding or by any Extraordinary Resolution of the Noteholders passed in accordance with the provisions contained in Article 11, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Section 13.11 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 13.12 Trustee Not Bound to Act on Trust’s Request

Except as otherwise specifically provided in this Indenture, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Section 13.13 Conditions Precedent to Trustee’s Obligations to Act Hereunder

(1)

The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Noteholders hereunder shall be conditional upon the Noteholders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(2)

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(3)

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Noteholders at whose instance it is acting to deposit with the Trustee the Notes held by them for which Notes the Trustee shall issue receipts.

Section 13.14 Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the provinces of Alberta and British Columbia but if, notwithstanding the provisions of this Section 13.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Section 13.2.

Section 13.15 Compensation and Indemnity

(1)

The Corporation shall pay to the Trustee, from time to time, compensation for its services hereunder as agreed separately by the Corporation and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(2)

The Corporation hereby indemnifies and holds the Trustee and its Affiliates, their successors and assigns, as well as its and their respective directors, officers, employees and agents, harmless from and against any and all claims, demands, assessments, interest, penalties, actions, suits, proceedings, liabilities, losses, damages, costs and expenses, including, without limiting the foregoing, expert, consultant and counsel fees and disbursements on a solicitor and client basis, arising from or in connection with any actions or omissions that the Trustee or they take pursuant to this Indenture, provided that the Corporation need not reimburse any cost or expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith or breach of the Trustee’s duties hereunder. This indemnity shall survive the resignation or removal of the Trustee and the termination or discharge of this Indenture.

(3)

Notwithstanding any other provision of this Indenture, the Trustee shall not be liable for any (i) breach by any other party of the Applicable Securities Legislation, (ii) lost profits or (iii) punitive, consequential or special damages of any Person.

(4)

The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustee shall co-operate in the defence. The Trustee may have separate Counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld.

Section 13.16 Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall, from time to time, be Noteholders, subject to all the terms and conditions herein set forth.

Section 13.17 Third Party Interests

Each party to this Indenture (in this paragraph referred to as a “representing party”) hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

Section 13.18 Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in noncompliance with any applicable anti-money laundering or anti- terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to the Corporation provided that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

Section 13.19 Privacy Laws

The parties acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from time to time;

(b)	to help the Trustee manage its servicing relationships with such individuals;

(c)	to meet the Trustee’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website, www.odysseytrust.com, or upon request, including revisions thereto. The Trustee may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

Section 13.20 Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 13.20.

ARTICLE 14

SUPPLEMENTAL INDENTURES

Section 14.1 Supplemental Indentures

(1)

From time to time the Trustee and, when authorized by a resolution of the Board of Directors of Corporation, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	adding to the covenants of the Corporation herein contained for the protection of the Noteholders or providing for events of default, in addition to those herein specified;

(b)

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Noteholders;

(c)

evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(d)	giving effect to any Extraordinary Resolution passed as provided in Article 11; and

(e)	for any other purpose not inconsistent with the terms of this Indenture.

(2)

Unless the supplemental indenture requires the consent or concurrence of Noteholders by Extraordinary Resolution, the consent or concurrence of Noteholders shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Notes into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Noteholders. Further, the Corporation and the Trustee may without the consent or concurrence of the Noteholders by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Notes, providing that in the opinion of the Trustee (relying upon an opinion of Counsel) the rights of the Noteholders are in no way prejudiced thereby.

ARTICLE 15

EXECUTION AND FORMAL DATE

Section 15.1 Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

Section 15.2 Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of May __ , 2019 irrespective of the actual date of execution hereof.

[Balance of Page Left Blank]

The parties have executed this Agreement.

SUNDIAL GROWERS INC.

By:	/s/ [***]
Name: [***]
Title: [***]

By:	/s/ [***]
Name: [***]
Title: [***]

ODYSSEY TRUST COMPANY

By:	/s/ [***]
Name: [***]
Title: [***]

By:	/s/ [***]
Name: [***]
Title: [***]

Schedule A

Form of Note

CUSIP •

ISIN •

No. •	$•

SUNDIAL GROWERS INC.

(A corporation incorporated under the laws of the Province of Alberta)

8% SENIOR UNSECURED CONVERTIBLE NOTE

DUE MAY         , 2024

Sundial Growers Inc. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Note Indenture (the “Indenture”) dated as of May_____, 2019 between the Corporation and Odyssey Trust Company (the “Trustee”), promises to pay to the registered holder hereof on the date that is five years from the date hereof, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (any such date, the “Maturity Date”) the principal amount hereof, to be satisfied, at the Corporation’s option, by either: (i) the issuance of the common shares of the Corporation (“Common Shares”) at the Current Market Price (as defined in the Indenture); or (ii) cash in lawful money of Canada, on presentation and surrender of this Note at the main branch of the Trustee in Calgary, Alberta in accordance with the terms of the Indenture, together with any interest accrued thereon from, and including, the date hereof, at the rate of 8% per annum (based on a year of 360 days comprised of twelve 30-day months) compounded monthly, pro-rated for any partial year, until but excluding the Maturity Date.

This Note is one of the 8% Senior Unsecured Convertible Notes (referred to herein as the “Notes”) of the Corporation issued or issuable under the provisions of the Indenture. The Notes authorized for issue immediately are limited to an aggregate principal amount of $110,000,000 in lawful money of Canada. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Notes are or are to be issued and held and the rights and remedies of the holders of the Notes and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Note by acceptance hereof assents.

The Notes are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Notes of any denomination may be exchanged for an equal aggregate principal amount of Notes in any other authorized denomination or denominations.

Upon the occurrence of an IPO, the holder of this Note shall have a one-time right to elect to convert the entire principal of this Note, together with interest accrued thereon, within ten (10) calendar days of having received an IPO Notice (as defined in the Indenture) (the “IPO Time of

Expiry”), into Common Shares at the applicable IPO Conversion Price (as defined in the Indenture) per Common Share, all subject to the terms and conditions and in the manner set forth in the Indenture. No fractional Common Shares will be issued on any conversion, and any Common Shares so issuable will be rounded down to the nearest whole number. Holders converting their Notes will receive accrued and unpaid interest thereon as set forth in the Indenture.

Upon the second anniversary of the date hereof, the holder of this Note shall have a one-time right to elect to convert the entire principal of this Note, together with interest accrued thereon, through delivery of written notice within ten (10) calendar days of such second anniversary date (the “Anniversary Time of Expiry”), into Common Shares at the applicable Anniversary Conversion Price (as defined in the Indenture) per Common Share, all subject to the terms and conditions and in the manner set forth in the Indenture. No fractional Common Shares will be issued on any conversion, and any Common Shares so issuable will be rounded down to the nearest whole number. Holders converting their Notes will receive accrued and unpaid interest thereon as set forth in the Indenture.

Upon the occurrence of a Liquidity Event, the Corporation shall be required to make an offer to purchase the Notes (the “Liquidity Event Purchase Option”) at 120% of the principal amount thereof plus unpaid interest to, but excluding, the date the Notes are so repurchased.

The Notes are redeemable, at the Corporation’s option, in whole or in part, at any time on or after the earlier of: (i) the completion of an IPO, subject to the conversion rights described in the Indenture; or (ii) the Corporation having offered the Liquidity Event Purchase Option to the holders of Notes and less than all of the holders of Notes elect to exercise the Liquidity Event Purchase Option, on any date after the IPO Date or the date on which the Corporation offers the Liquidity Event Purchase Option to the holders of Notes and prior to the Maturity Date (the “Optional Redemption Date”) at a redemption price (the “Optional Redemption Price”) equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to the Optional Redemption Date. If an IPO has occurred on or prior to the Optional Redemption Date, then, subject to the conversion rights described in the Indenture, the Corporation may, at its option, satisfy the Optional Redemption Price by the issuance of Common Shares at the Current Market Price.

If an IPO has not occurred on or prior to the Optional Redemption Date and the Optional Redemption Date is at least 24 months after the Issuance Date, then the holder may, at its option by the delivery of a notice of conversion at least ten (10) calendar days prior to the Optional Redemption Date, require the Corporation to satisfy the Optional Redemption Price through the issuance of Common Shares at a deemed price per Common Share equal to the greater of the price per Common Share of the last (i) offering of Common Shares made by the Corporation to arm’s length investors for cash proceeds of at least $5,000,000, and (ii) exercise of Common Share purchase warrants by an arm’s length party for cash proceeds of at least $5,000,000, in each case which shall have occurred most recently prior to the Optional Redemption Date.

If an offer is made for the Notes which is a take-over bid for the Notes within the meaning of applicable Canadian securities laws and 90% or more of the principal amount of all the Notes (other than Notes held at the date of the offer by or on behalf of the Offeror, associates or Affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Notes of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Notes.

The indebtedness evidenced by this Note, and by all other Notes now or hereafter certified and delivered under the Indenture, is a direct, senior unsecured obligation of the Corporation.

The Indenture contains provisions binding upon all holders of Notes outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Notes outstanding, which resolutions or instruments may have the effect of amending the terms of this Note or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Note.

This Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in Calgary, Alberta and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Note for cancellation. Thereupon a new Note or Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Note shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

Capitalized words or expressions used in this Note shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture. In the event of any inconsistency between the terms of this Note and the Indenture, the terms of the Indenture shall govern.

IN WITNESS WHEREOF SUNDIAL GROWERS INC. has caused this Note to be signed by its authorized representatives as of May ___, 2019.

SUNDIAL GROWERS INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE

This Note is one of the 8% Senior Unsecured Convertible Notes due May ___, 2024 referred to in the Indenture within mentioned.

Dated: May ___, 2019.

ODYSSEY TRUST COMPANY

By:
Name:
Title:

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

______________________, whose address and social insurance number, if applicable, are set forth below, this Note (or $ principal amount hereof*) of SUNDIAL GROWERS INC. (the “Corporation”) standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Note and does hereby irrevocably authorize and direct the Trustee to transfer such Note in such register, with full power of substitution in the premises.

Dated:
Address of Transferee:
(Street Address, City, Province and Postal Code)
Social Insurance Number of Transferee, if applicable:

*

If less than the full principal amount of the Note is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold an Note in a non-integral multiple of $1,000 by reason of your having exercised your right to exchange pursuant to your election to pursue the Liquidity Event Purchase Option, in which case such Note is transferable only in its entirety) to be transferred.

If the transfer is on behalf of a U.S. Person or to a U.S. Person, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

the undersigned holder is a QIB Holder and hereby represents, warrants and certifies that (A) the transfer is being made to the Corporation; or (B) the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “1933 Act”), in circumstances where Rule 905 of Regulation S under the 1933 Act does not apply, and in compliance with any applicable local securities laws and regulations; or

the undersigned holder is not a QIB Holder and hereby represents, warrants and certifies that (A) the transfer is being made to the Corporation; (B) the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, in circumstances where Rule 905 of Regulation S under the 1933 Act does not apply, and in compliance with any applicable local securities laws and regulations (C) in compliance with the exemption from registration under the 1933 Act provided by Rule 144 under the 1933 Act, if applicable, and in accordance with applicable state securities laws; or (D) in another transaction that does not require registration under the 1933 Act or any applicable state securities laws and has provided herewith a certificate in the form of Schedule C to the Indenture. In the case of a transfer in accordance with (C) or (D) above, the Trustee and Corporation shall first have received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Trustee, to such effect.

The registered holder of this Note is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Note.

DATED this day of ___________________________, 20 ______.
SPACE FOR GUARANTEES OF SIGNATURES (BELOW)	}
Signature of Transferor
Guarantor’s Signature Stamp		Name of Transferor

REASON FOR TRANSFER – For US Citizens or Residents only (where the individual(s) or corporation receiving the securities is a US citizen or resident). Please select only one (see instructions below).

☐ Gift	☐ Estate	☐ Private Sale	☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale):		Value per Warrant on the date of event:

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then-current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•

Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•

Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US CITIZENS OR RESIDENTS ONLY

Consistent with U.S. IRS regulations, Computershare is required to request cost basis information from U.S. securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized but, rather, the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

EXHIBIT “1”

TO NOTE

SUNDIAL GROWERS INC.

8% SENIOR UNSECURED CONVERTIBLE NOTES

DUE MAY ______, 2024

Initial Principal Amount: •	CUSIP •

ISIN •

Authorization: ______________________

Date: _____________________________

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization